Exhibit 99.1
Earnings Release
INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED OCTOBER 31, 2014
Minot, ND – December 10, 2014 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter and year-to-date ended October 31, 2014.
During the three month period ended October 31, 2014, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis increased for the three month period ended October 31, 2014 compared to the same period of the prior fiscal year. Net income available to common shareholders decreased from the year-earlier period.
For the three month period ended October 31, 2014, as compared to the same period of the prior fiscal year:
•	Revenues increased to $70.9 million from $65.8 million.
•
Total expenses increased by approximately $5.6 million, or 12.1%, in the three months ended October 31, 2014 compared to the three months ended October 31, 2013, from $46.7 million to $52.3 million. This increase was primarily due to non-cash impairment expense of $3.2 million recognized during the second quarter of fiscal year 2015.

•
FFO increased to $22.2 million on approximately 133,295,000 weighted average shares and units outstanding, from $20.0 million on approximately 126,713,000 weighted average shares and units outstanding ($.17 per share and unit compared to $.16 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $2.2 million compared to $5.9 million in the same period of the prior fiscal year.
During the six month period ended October 31, 2014, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall increased and on a per share and unit basis decreased for the six month period ended October 31, 2014 compared to the same period of the prior fiscal year. We reported a net loss available to common shareholders for the six months ended October 31, 2014.
For the six month period ended October 31, 2014, as compared to the same period of the prior fiscal year:
•	Revenues increased to $139.5 million from $130.9 million.
•
Total expenses increased by approximately $8.4 million, or 8.8%, in the six months ended October 31, 2014 compared to the six months ended October 31, 2013, from $95.8 million to $104.2 million. This increase was primarily due to non-cash impairment expense of $5.6 million recognized in the six months ended October 31, 2014.

•
FFO increased to $41.2 million on approximately 132,598,000 weighted average shares and units outstanding, from $39.6 million on approximately 125,440,000 weighted average shares and units outstanding ($.31 per share and unit compared to $.32 per share and unit).

•
Net Loss Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $794,000 compared to $6.1 million of Net Income Available to Common Shareholders in the same period of the prior fiscal year.

Significant Events and Transactions during the second quarter of fiscal year 2015:
•	An increase in the commitment amount under the Company's secured line of credit with First International Bank and Trust as lead bank and lender, from $75.0 million to $90.0 million.
•
The acquisition of a 68-unit multi-family residential property in Bismarck, North Dakota for a purchase price of $8.5 million, and a parcel of vacant land in Monticello, Minnesota, for a purchase price of $1.7 million.

•	The disposition of an office property in Golden Valley, Minnesota; a retail property in Kalispell, Montana; and an apartment property in St. Cloud, Minnesota, for sales prices totaling $10.9 million.
IRET's President and Chief Executive Officer, Timothy Mihalick, commented, "We are pleased to report a strong quarter, as we continue to execute on our growth strategy for our multi-family residential and healthcare segments, and on our disposition strategy in our commercial segments. Our strong results in the quarter are driven by the strength of our multi-family residential portfolio, in particular the new development projects that we have coming online in that segment, which are stabilizing with returns exceeding our projections. During the quarter we placed in service 121 units in our 233-unit Commons at Southgate property in Minot, North Dakota, 52 units in our 130-unit Red 20 property in Minneapolis, and 54 units in the approximately 288-unit Renaissance heights apartment property in Williston, North Dakota. These are joint venture projects in which IRET has ownership interests of approximately 53%, 59% and 70%, respectively. We continue to see attractive development opportunities in our multi-family and healthcare segments in particular. With the solid operating results that we achieved in the quarter, we are confident that we remain on the path to coverage of our distribution, in accordance with our announced timeline. We consider these quarterly results a good indicator that the plan we articulated previously is working, and that we will be able to maintain momentum in our portfolio repositioning. "
______________________________
1    The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis."  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.
i

Operating Results
Net Operating Income (NOI)2 from all properties increased by $3.4 million, or 8.5%, during the three-month period ended October 31, 2014, compared to the same period one year ago. Non-same-store properties, primarily our new multi-family residential developments, accounted for $2.9 million of the increase.  NOI from same-store properties3 increased by approximately $494,000, primarily driven by increases in rental revenue in our multi-family residential segment.
NOI from all properties increased by $4.3 million, or 5.4%, during the six month period ended October 31, 2014, compared to the same period one year ago.  Non-same-store properties, primarily our new multi-family residential developments, accounted for $3.8 million of the increase. Same-store NOI for the six months ended October 31, 2014 increased by $441,000 compared to the same period of the prior fiscal year.  This increase was primarily due to an increase in rental revenue of $1.7 million with the largest increase realized in the multi-family residential segment.  This increase in rental revenue was offset by a decrease in tenant reimbursements of $727,000 which occurred primarily in the commercial office segment and by increased real estate expenses of $559,000 in all segments combined.
Occupancy as of October 31, 2014 compared to October 31, 2013 increased in two of our five reportable segments (multi-family residential and industrial), decreasing in our office and retail segments and remaining stable in our healthcare segment on a same-store basis. On an all-property basis, occupancy increased in our multi-family residential, office and industrial segments, decreasing in our retail segment and remaining the same in our healthcare segment. The increased occupancy in the industrial segment is due to the lease-up of 90,363 square feet at the Company's Urbandale, Iowa property, which raised occupancy in that segment to 100%. Occupancy represents the actual number of units or square footage leased divided by the total number of units or square footage at the end of the period.
Occupancy Levels on a Same-Store Property and All Property Basis:
	Same-Store Properties(a)		All Properties
	As of October 31,		As of October 31,
Segments	Fiscal 2015	Fiscal 2014	Fiscal 2015	Fiscal 2014
Multi-Family Residential	95.6%	94.4%	94.6%	93.7%
Office	83.3%	85.1%	81.6%	81.0%
Healthcare	96.0%	96.1%	96.1%	96.1%
Industrial	100.0%	95.4%	100.0%	70.2%
Retail	85.7%	87.5%	86.1%	86.6%

(a)	Non-same-store properties consist of the following properties (re-development and in-service development properties are listed in bold type):
Multi-Family Residential -
Colonial Villa, Burnsville, MN; Commons at Southgate, Minot, ND; Cypress Court, St. Cloud, MN;  Dakota Commons, Williston, ND; Homestead Garden, Rapid City, SD; Landing at Southgate, Minot, ND; Northridge, Bismarck, ND; Pinecone Villas, Sartell, MN;  Red 20, Minneapolis, MN; Renaissance Heights I, Williston, ND; River Ridge, Bismarck, ND; Silver Springs, Rapid City, SD and Southpoint, Grand Forks, ND.
Total number of units, 1,397.

	Healthcare -	Spring Creek Fruitland, Fruitland, ID. Total rentable square footage, 39,500.
	Industrial -	Roseville 3075 Long Lake Road, Roseville, MN. Total rentable square footage, 17,750.

Held for Sale -	Office -
Burnsville Bluffs II, Burnsville, MN; Northgate I, Maple Grove, MN; Plymouth I, Plymouth, MN; Plymouth II, Plymouth, MN; Plymouth III, Plymouth, MN; Plymouth IV-V, Plymouth, MN; Southeast Tech, Eagan, MN; Thresher Square, Minneapolis, MN and Whitewater Plaza, Minnetonka, MN.
Total rentable square footage, 566,392.

	Retail -	Fargo Express Community, Fargo, ND. Total rentable square footage, 34,226.

Total NOI for held for sale properties for the three months ended October 31, 2014 and 2013, respectively, $683 and $643.
Total NOI for held for sale properties for the six months ended October 31, 2014 and 2013, respectively, $1,465 and $1,273.

Sold -	Multi-Family Residential -	Lancaster, St. Cloud, Minnesota.
	Office -	Dewey Hill Business Center, Edina, MN and Wirth Corporate Center, Golden Valley, Minnesota.
	Industrial -	Eagan 2785 & 2795 Hwy 55, Eagan, MN.
	Retail -	Kalispell Retail Center, Kalispell, MT and Weston Retail, Weston, WI..

Total NOI for sold properties for the three months ended October 31, 2014 and 2013, respectively, $134 and $(37).
Total NOI for sold properties for the six months ended October 31, 2014 and 2013, respectively, $217 and $(24).

______________________________
[2]	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
[3]	Same-store properties are properties owned or in service for the entirety of the periods being compared (except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, and properties sold or classified as held for sale), and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for office, healthcare, industrial and retail properties.

Acquisitions, Development Projects Placed in Service and Dispositions
During the second quarter of fiscal year 2015, the Company closed on its acquisitions of:
•	a 68-unit multi-family residential property in Bismarck, North Dakota, for a purchase price of $8.5 million and
•	an approximately 12.7-acre parcel of vacant land in Monticello, Minnesota, for a purchase price of $1.7 million.
Also during the second quarter of fiscal year 2015, the Company placed in service 121 units of the 233-unit Commons at Southgate multi-family residential property in Minot, North Dakota, in which the Company has an approximately 52.9% interest; 52 units of the 130-unit Red 20 multi-family residential property in Minneapolis, Minnesota, in which the Company has an approximately 58.6% interest and 54 units of the approximately 288-unit Renaissance Heights multi-family residential property in Williston, North Dakota, in which the Company has an approximately 70% interest.
During the second quarter of fiscal year 2015, the Company sold one multi-family residential property, one office property and one retail property, along with the adjacent unimproved land for a total sales price of $10.9 million.
Strategic Dispositions
At October 31, 2014, the Company had nine office properties and two retail properties classified as held for sale. Under the Strategic Plan approved by the Company's Board of Trustees, the Company plans to continue its focus on identifying for disposition properties whose location, age, or need for significant tenant improvements or capital expenditures suggest that the Company's investment may be better deployed elsewhere. In particular, the Company expects to identify properties in its office, industrial and retail segments as candidates for disposition as the Company continues to execute on the Strategic Plan.
Mortgages Payable
The Company's mortgages payable include a non-recourse $122.6 million CMBS loan, for which nine of the Company's office properties serve as collateral and under which a special-purpose subsidiary of the Company is the borrower. This loan matures in October 2016. Because the loan amount significantly exceeds the Company's current estimate of the fair value of this nine-property portfolio, the Company contacted the master servicer to initiate discussions on various alternatives with regard to the loan. During the first quarter of fiscal year 2015, the Company was notified that the loan has been transferred to the special servicer. The Company cannot predict the outcome of discussions with the special servicer regarding the loan. Cash flow from the portfolio currently covers debt service on the loan, and to date the borrower is current on all payments under the loan.
Shareholder Equity, Distributions and Capital Structure
As of October 31, 2014, IRET had a total capitalization of $2.4 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company's outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company's sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company's preferred shares and the outstanding principal balance of the consolidated debt of the Company.
On October 1, 2014, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET's 174th consecutive distribution. IRET also paid, on September 30, 2014, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.
Distribution Declared.  Subsequent to the end of the second quarter of fiscal year 2015, on December 4, 2014, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable January 16, 2015 to common shareholders and unitholders of record on January 2, 2015. Also on December 4, 2014, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable December 31, 2014 to Series A preferred shareholders of record on December 15, 2014, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable December 31, 2014 to Series B preferred shareholders of record on December 15, 2014.

Conference Call Information
The Conference Call for 2nd Quarter Earnings is scheduled for Thursday, December 11, 2014 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:
USA Toll Free Number: 1-877-509-9785
International Toll Free Number: 1-412-902-4132
Canada Toll Free Number: 1-855-669-9657
A webcast and transcript of the call will be archived on the "Investor Info/ Presentations & Events/Presentations" page of IRET's website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to kwentz@iret.com.
About IRET
IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 96 multi-family residential properties with 11,292 apartment units; and 63 office properties, 67 healthcare properties (including senior housing), 7 industrial properties and 24 retail properties with a total of approximately 9.9 million square feet of leasable space.  IRET common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). IRET's press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.
Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2014 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	October 31, 2014	April 30, 2014
ASSETS
Real estate investments
Property owned	$2,013,770	$1,996,031
Less accumulated depreciation	(426,545)	(424,288)
	1,587,225	1,571,743
Development in progress	146,390	104,609
Unimproved land	24,947	22,864
Total real estate investments	1,758,562	1,699,216
Real estate held for sale	41,183	2,951
Cash and cash equivalents	52,999	47,267
Other investments	329	329
Receivable arising from straight-lining of rents, net of allowance of $669 and $796, respectively	27,425	27,096
Accounts receivable, net of allowance of $425 and $248, respectively	3,719	10,206
Real estate deposits	4,924	145
Prepaid and other assets	2,263	4,639
Intangible assets, net of accumulated amortization of $24,153 and $24,071, respectively	29,745	32,639
Tax, insurance, and other escrow	16,338	20,880
Property and equipment, net of accumulated depreciation of $1,270 and $2,041, respectively	1,598	1,681
Goodwill	1,940	1,100
Deferred charges and leasing costs, net of accumulated amortization of $20,677 and $21,068, respectively	20,445	21,072
TOTAL ASSETS	$1,961,470	$1,869,221
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$67,037	$59,105
Revolving line of credit	40,500	22,500
Mortgages payable	1,013,161	997,689
Other	107,731	63,178
TOTAL LIABILITIES	1,228,429	1,142,472
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	6,373	6,203
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at October 31, 2014 and April 30, 2014, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at October 31, 2014 and April 30, 2014, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 119,808,974 shares issued and outstanding at October 31, 2014, and 109,019,341 shares issued and outstanding at April 30, 2014)	918,221	843,268
Accumulated distributions in excess of net income	(420,036)	(389,758)
Total Investors Real Estate Trust shareholders' equity	636,859	592,184
Noncontrolling interests – Operating Partnership (14,730,910 units at October 31, 2014 and 21,093,445 units at April 30, 2014)	63,207	105,724
Noncontrolling interests – consolidated real estate entities	26,602	22,638
Total equity	726,668	720,546
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,961,470	$1,869,221
v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and six months ended October 31, 2014 and 2013

	(in thousands, except per share data)
	Three Months Ended October 31		Six Months Ended October 31
	2014	2013	2014	2013
REVENUE
Real estate rentals	$58,835	$54,477	$115,961	$108,100
Tenant reimbursement	11,207	11,295	21,918	22,770
TRS senior housing revenue	843	0	1,636	0
TOTAL REVENUE	70,885	65,772	139,515	130,870
EXPENSES
Depreciation/amortization related to real estate investments	16,828	16,367	33,012	34,423
Utilities	5,093	5,208	9,774	10,131
Maintenance	7,828	7,162	15,592	14,891
Real estate taxes	8,266	8,361	16,767	16,736
Insurance	1,345	1,413	3,081	2,714
Property management expenses	4,355	4,184	8,985	8,319
Other property expenses	350	3	556	180
TRS senior housing expenses	725	0	1,418	0
General and administrative	3,468	3,205	7,744	6,637
Amortization related to non-real estate investments	840	800	1,712	1,744
Impairment of real estate investments	3,245	0	5,565	0
TOTAL EXPENSES	52,343	46,703	104,206	95,775
Gain on involuntary conversion	0	0	0	966
Operating income	18,542	19,069	35,309	36,061
Interest expense	(14,599)	(14,799)	(29,263)	(29,395)
Interest income	560	585	1,120	773
Other income	136	67	267	89
Income before gain (loss) on sale of real estate and other investments and income from discontinued operations	4,639	4,922	7,433	7,528
Gain (loss) on sale of real estate and other investments	1,231	0	(1,762)	0
Income from continuing operations	5,870	4,922	5,671	7,528
Income from discontinued operations	0	5,375	0	5,985
NET INCOME	5,870	10,297	5,671	13,513
Net (income) loss attributable to noncontrolling interests – Operating Partnership	(363)	(1,226)	39	(1,276)
Net income attributable to noncontrolling interests – consolidated real estate entities	(393)	(284)	(747)	(372)
Net income attributable to Investors Real Estate Trust	5,114	8,787	4,963	11,865
Dividends to preferred shareholders	(2,878)	(2,878)	(5,757)	(5,757)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$2,236	$5,909	$(794)	$6,108
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.02	$.01	$(.01)	$.01
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.00	.05	.00	.05
NET INCOME (LOSS) PER COMMON SHARE – BASIC AND DILUTED	$.02	$.06	$(.01)	$.06
DIVIDENDS PER COMMON SHARE	$.1300	$.1300	$.2600	$.2600

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and six months ended October 31, 2014 and 2013

Three Months Ended October 31,	(in thousands, except per share amounts)
	2014			2013
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$5,114			$8,787
Less dividends to preferred shareholders	(2,878)			(2,878)
Net income available to common shareholders	2,236	117,034	$0.02	5,909	104,861	$0.06
Adjustments:
Noncontrolling interest – Operating Partnership	363	16,261		1,226	21,852
Depreciation and amortization(1)	17,624			17,490
Impairment of real estate investments	3,245			57
Gain on depreciable property sales	(1,231)			(4,698)
Funds from operations applicable to common shares and Units	$22,237	133,295	$0.17	$19,984	126,713	$0.16

Six Months Ended October 31,	(in thousands, except per share amounts)
	2014			2013
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$4,963			$11,865
Less dividends to preferred shareholders	(5,757)			(5,757)
Net income available to common shareholders	(794)	114,033	$(0.01)	6,108	103,606	$0.06
Adjustments:
Noncontrolling interest – Operating Partnership	(39)	18,565		1,276	21,834
Depreciation and amortization(4)	34,661			37,045
Impairment of real estate investments	5,565			1,860
Gain on depreciable property sales	1,762			(6,641)
Funds from operations applicable to common shares and Units	$41,155	132,598	$0.31	$39,648	125,440	$0.32
(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $17,668 and $17,167, and depreciation/amortization from Discontinued Operations of $0 and $347, less corporate-related depreciation and amortization on office equipment and other assets of $44 and $24, for the three months ended October 31, 2014 and 2013, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company's discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $34,724 and $36,167, and depreciation/amortization from Discontinued Operations of $0 and $933, less corporate-related depreciation and amortization on office equipment and other assets of $63 and $55 for the six months ended October 31, 2014 and 2013, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and six months ended October 31, 2014 and 2013

Three Months Ended October 31, 2014	(in thousands)
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$29,594	$18,984	$16,436	$1,593	$3,435	$70,042
Real estate expenses	12,164	9,496	4,173	272	1,132	27,237
Net operating income	$17,430	$9,488	$12,263	$1,321	$2,303	42,805
TRS senior housing revenue						843
TRS senior housing expenses						(725)
Depreciation/amortization						(17,668)
General and administrative						(3,468)
Impairment of real estate investments						(3,245)
Interest expense						(14,599)
Interest and other income						696
Income before gain on sale of real estate and other investments						4,639
Gain on sale of real estate and other investments						1,231
Net income						$5,870

Three Months Ended October 31, 2013	(in thousands)
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$25,438	$19,367	$16,025	$1,571	$3,371	$65,772
Real estate expenses	11,162	9,525	4,128	501	1,015	26,331
Net operating income	$14,276	$9,842	$11,897	$1,070	$2,356	39,441
Depreciation/amortization						(17,167)
General and administrative						(3,205)
Interest expense						(14,799)
Interest and other income						652
Income from continuing operations						4,922
Income from discontinued operations						5,375
Net income						$10,297

Six Months Ended October 31, 2014	(in thousands)
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$57,321	$37,831	$32,734	$3,163	$6,830	$137,879
Real estate expenses	24,382	18,824	8,590	721	2,238	54,755
Net operating income	$32,939	$19,007	$24,144	$2,442	$4,592	83,124
TRS senior housing revenue						1,636
TRS senior housing expenses						(1,418)
Depreciation/amortization						(34,724)
General and administrative						(7,744)
Impairment of real estate investments						(5,565)
Interest expense						(29,263)
Interest and other income						1,387
Income before loss on sale of real estate and other investments						7,433
Loss on sale of real estate and other investments						(1,762)
Net income						$5,671

Six Months Ended October 31, 2013	(in thousands)
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$49,811	$38,681	$32,098	$3,609	$6,671	$130,870
Real estate expenses	22,007	19,279	8,412	956	2,317	52,971
Gain on involuntary conversion	966	0	0	0	0	966
Net operating income	$28,770	$19,402	$23,686	$2,653	$4,354	78,865
Depreciation/amortization						(36,167)
General and administrative						(6,637)
Interest expense						(29,395)
Interest and other income						862
Income from continuing operations						7,528
Income from discontinued operations						5,985
Net income						$13,513